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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-81599 of Salton, Inc. (formerly, Salton/Maxim Housewares, Inc., the "Company") of our report dated September 3, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 14, 1999